SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-3145972
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-156423

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Global Medium-Term Notes, Series F, Morgan Stanley S&P 500 Crude Oil Linked ETNs	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.         Description of the Registrant’s Securities to be Registered.

The title of the class of securities to be registered hereunder is: “Global Medium-Term Notes, Series F, Morgan Stanley S&P 500 Crude Oil Linked ETNs” (the “ETNs”).  A description of the ETNs is set forth under the caption “Description of Debt Securities” in the prospectus included within the Registration Statement of Morgan Stanley (the “Registrant”) on Form S-3ASR (Registration No. 333-156423), as supplemented by the information under the caption “Description of Notes” in the prospectus supplement for Series F dated December 23, 2008 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference, and as further supplemented by the description of the ETNs contained in the pricing supplement dated June 28, 2011 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the ETNs and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.         Exhibits.

The following documents are filed as exhibits hereto:

4.1      Proposed form of Global Note evidencing the ETNs.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	June 28, 2011	By:	/s/ James J. Killerlane III
			Name:	James J. Killerlane III
			Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.		Page No.

4.1	Proposed form of Global Note evidencing the ETNs	A-1